Exhibit 32
CERTIFICATION
Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. §1350, as adopted), Philip A. Falcone, the Chairman, President and Chief Executive Officer (Principal Executive Officer) of HC2 Holdings, Inc. (the “Company”), and Michael Sena, the Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of his knowledge:
1. The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2014, to which this Certification is attached as Exhibit 32 (the “Amended Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2. The information contained in the Amended Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Amended Periodic Report and results of operations of the Company for the period covered by the Amended Periodic Report.
Dated: March 15, 2016

/s/ Philip A. Falcone	/s/ Michael Sena
Philip A. Falcone	Michael Sena
Chairman, President and Chief Executive Officer (Principal Executive Officer)	Chief Financial Officer (Principal Financial and Accounting Officer)